                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Borland International, Inc. of our report dated April 29, 1997, except for the first and fourth paragraphs of Note 12 which are as of May 29, 1997 and Note 14 which is as of June 30, 1997, appearing on page 30 of Borland International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP
San Jose, California
January 26, 1998